Investor Presentation Third Quarter 2020 Exhibit 99.1

Forward-Looking Statements This presentation may contain forward-looking statements with respect to the financial condition, results of operations, trends in lending policies, plans, objectives, future performance or business of the Company. Forward- looking statements are generally identifiable by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “pending,” “plan,” “position,” “preliminary,” “remain,” “should,” “will,” “would” or other similar expressions. Forward-looking statements are not a guarantee of future performance or results, are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the information in the forward-looking statements. The COVID-19 pandemic has resulted in deterioration of general business and economic conditions and continued to impact us, our customers, counterparties, employees, and third-party service providers. Sustained deterioration in market conditions could adversely affect our revenues and the values of our assets and liabilities, reduce the availability of funding, lead to a tightening of credit and further increase stock price volatility. In addition, changes to statutes, regulations, or regulatory policies or practices as a result of, or in response to COVID-19, could affect us in substantial and unpredictable ways. The ultimate magnitude and duration of the pandemic is still unknown at this time, therefore, the extent of the impact on our business, financial position, results of operations, liquidity and prospects remains uncertain. Other factors that may cause such differences include: failures or breaches of or interruptions in the communications and information systems on which we rely to conduct our business; failure of our plans to grow our commercial real estate, commercial and industrial, public finance, SBA and healthcare finance loan portfolios; competition with national, regional and community financial institutions; the loss of any key members of senior management; fluctuations in interest rates; general economic conditions; risks relating to the regulation of financial institutions; and other factors identified in reports we file with the U.S. Securities and Exchange Commission. All statements in this presentation, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events. 2

Non-GAAP Financial Measures This presentation contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). Non-GAAP financial measures, specifically tangible common equity, tangible assets, tangible common equity to tangible assets, net interest income – FTE, net interest margin – FTE, adjusted noninterest expense, adjusted noninterest expense/average assets, adjusted net income, adjusted diluted earnings per share, average tangible common equity, adjusted return on average assets, return on average tangible common equity, adjusted return on average tangible common equity, tangible book value per common share and allowance for loan losses to loans, excluding PPP loans are used by the Company’s management to measure the strength of its capital and analyze profitability, including its ability to generate earnings on tangible capital invested by its shareholders. Although management believes these non-GAAP measures are useful to investors by providing a greater understanding of its business, they should not be considered a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included on the slide at the end of this presentation entitled “Reconciliation of Non-GAAP Financial Measures.” 3

A Pioneer in Branchless Banking • Digital bank with unique business model and over 20 years of operations • Highly scalable technology driven business • Nationwide deposit gathering and asset generation platforms • Attractive lending niches with growth opportunities • History of strong growth and a clear pathway to greater profitability $4.3B Assets $3.0B Loans $3.4B Deposits 4

Nationwide Branchless Deposit Franchise $523.8 million $3.4 Billion 15.5% Total Deposits* $702.2 million 20.8% $1,263.8 million 37.5% 30.5% 5-year CAGR Nationwide consumer, $593.1 million $289.5 million small business and 8.6% 17.6% commercial deposit base Innovative technology and convenience supported by exceptional service Digital business model minimized operational disruptions due to COVID-19 * As of September 30, 2020; $168 million of brokered deposits and $1.7 million of balances in US territories/Armed Forces included in headquarters/Midwest balance 5

Multiple Opportunities to Grow Deposits . Capitalize on the enduring trend toward branchless banking – consumers and small business are increasingly moving their banking business online, especially following the experience of COVID-19 . Generate an increased level of lower-cost deposits as expansion of small-business, municipal and commercial relationships continue . Selectively target consumer deposits in tech-centric markets – building off success with Gen-Xers . Draw on over 20 years of branchless banking experience to attract more customers with best practices such as dedicated online relationship bankers delivering a superior client experience 6

National and Regional Asset Generation Platform DIVERSIFIED ASSET GENERATION PLATFORM Commercial - National Commercial - Regional . C&I – Central Indiana . Single tenant lease financing . C&I – Arizona . Small business lending . Investor CRE – Central Indiana . Public finance . Construction – Central Indiana . Healthcare finance (via relationship with Lendeavor) Consumer - National . Digital direct-to-consumer mortgages . Specialty lending – horse trailers and RVs 7

Small Business, Big Opportunity . Complementary to existing business lines . Diversifies revenue in a capital efficient manner . Opportunities on both sides of the balance sheet Enhanced Treasury Upgraded Digital SBA Lending Management Capabilities Account Access 8

Entrepreneurial Culture Key to Success First Internet Bank has been recognized for its innovation and is consistently ranked among the best banks to work for, enhancing its ability to attract and retain top talent . American Banker’s “Best Banks to Work For”  Eight years in a row . “Top Workplaces in Indianapolis” The Indianapolis Star  Seven years in a row including being #8 in 2020, #1 in 2019, #4 in 2018 and #2 on the list in 2017 . “Best Places to Work in Indiana”  Five of last seven years . “Best Small Business Checking Account” – Newsweek ranking of “America’s Best Banks 2021” . Top Rated Online Business Bank in 2017 – Advisory HQ . TechPoint 2016 Mira Award “Tech-enabled Company of the Year” . Top 10 finalist – 2016 Indiana Public Company of the year presented by the CFA Society and FEI . Magnify Money ranked #1 amongst 2016 Best Banking Apps (Banker’s “Online Direct Banks”) . Mortgage Technology 2013 awarded top honors in the Online Mortgage Originator category 9

Credit Update . Loan deferral balances have moved significantly lower since peaking in late- May at $647.2 million . Loans on deferral are down to $19.9 million as of October 30 2020, or 0.7% of the total loan portfolio . Significant reduction of single tenant lease financing and healthcare finance loans on deferral from earlier in the year . All borrowers coming off deferral programs have made October payments . As of October 31, 2020, deferrals in these portfolios declined to represent only 0.26% of the total loan portfolio. . All other borrowers coming off deferral programs have resumed making scheduled loan payments without delinquency 10

Loan Deferral Summary Deferrals As of As of As of As of As of As of April 17, May 15, June 19, July 17, August 28, October 30, % of Balances (Dollars in millions) 2020 2020 2020 2020 2020 2020 with Deferrals1 Commercial and $15.4 $15.9 $15.9 $1.7 $0.5 $0.7 0.9% industrial Single tenant lease $11.8 $259.0 $273.7 $276.8 $27.8 $5.4 0.6% financing Owner-occupied CRE $6.0 $16.2 $16.2 $19.3 $5.7 - 0.0% Investor CRE $0.0 $0.4 $0.4 $0.4 $0.4 - 0.0% Healthcare finance $289.1 $297.0 $192.0 $57.8 $7.7 $2.3 0.5% Small business $21.7 $23.7 $23.8 $1.8 - $8.6 7.0% Total commercial $344.0 $612.2 $522.0 $357.8 $42.1 $17.0 0.7% Residential mortgage $8.9 $12.0 $10.2 $5.6 $2.2 $2.5 1.3% Home equity $0.3 $0.4 $0.4 $0.2 $0.1 - 0.0% Other consumer $7.8 $9.0 $4.6 $2.2 $0.8 $0.4 0.2% Total consumer $17.0 $21.4 $15.2 $8.0 $3.1 $2.9 0.5% Total loans with $361.0 $633.6 $537.2 $365.8 $45.2 $19.9 0.7% deferrals As a % of total loans 12.5% 21.9% 18.6% 12.6% 1.6% 0.7% 1 As of August 28, 2020 11

Near-term Profitability Drivers . Continued deposit repricing opportunity combined with stabilized asset yields provides significant opportunity to increase net interest income and net interest margin . Annual interest expense savings in excess of $22 million expected for 2021 . Accelerated build-out of SBA platform is six months ahead of the original plan – sales and operations hiring increased due to competitor dislocation in the marketplace . SBA gain on sale revenue expected to be in the range of $12 million - $14 million for 2021 . Residential mortgage originations expected to remain strong in the continued low interest rate environment . Continue to remain cautiously optimistic regarding the impact of the COVID-19 pandemic on the credit quality of the loan portfolio 12

Third Quarter 2020 Highlights . Record diluted EPS of $0.86 . Adjusted diluted EPS of $1.031 excluding write-down of legacy OREO Earnings . Record quarterly net income of $8.4 million . Total revenue of $28.7 million, an increase of 48.1% from 2Q20 . Cost of interest-bearing deposits declined 43 bps from 2Q20 to 1.51% Key Operating . FTE net interest margin increased 17 bps to 1.67% Trends . Allowance for loan losses / total loans, excluding PPP, increased to 0.91%1 . Asset quality remained solid with NPAs to total assets of 0.23% . Disciplined Portfolio loan balances increased by $39.2 million, or 1.3% from 2Q20 Balance Sheet . SBA loan sales contributed $1.7 million in fee revenue Management . Sold $12.2 million of single tenant lease financing loans at a gain of $0.4 million . Regulatory capital ratios increased from 2Q20 and remain strong Liquidity and . Continued strong on- and off-balance sheet liquidity to manage impact of Capital COVID-19 environment . Deposit balances relatively stable from 2Q20 1 See Reconciliation of Non-GAAP Financial Measures in the Appendix 13 13

History of Strong Organic Growth Execution of the business strategy has driven consistent and sustained balance sheet growth Total Assets Total Loans Dollars in millions Dollars in millions $4,334 1 $4,100 1 CAGR: 29.4% vs. Peers at 13.6% CAGR: 27.0% vs. Peers at 15.3% $2,964 $3,013 $3,542 $2,716 $2,768 $2,091 $1,854 $1,251 $1,270 $954 2015 2016 2017 2018 2019 3Q20 2015 2016 2017 2018 2019 3Q20 Total Deposits Shareholders’ Equity Dollars in millions Dollars in millions $318 $305 $3,372 $289 CAGR: 30.5% vs. Peers1 at 14.3% $3,154 CAGR: 25.7% $2,671 $224 $2,085 $154 $1,463 $104 $956 2015 2016 2017 2018 2019 3Q20 2015 2016 2017 2018 2019 3Q20 1 Source: S&P Global Intelligence; peer data represents median value of publically traded Small Cap banks with a market capitalization between $250 million and $1.0 billion as of September 30, 2020. 14

Profitability Driven by Capital Deployment Capital has been deployed into new loan verticals, driving earnings growth Net Income1,2,3 Diluted EPS1,2,3 Dollars in thousands $2.77 $27,089 $2.51 $25,239 $2.39 $2.50 $23,814 $2.30 $1.96 $2.60 $25,458 $2.30 $17,072 $21,900 $2.13 $12,074 $8,929 $15,226 2015 2016 2017 2018 2019 TTM3Q20 2015 2016 2017 2018 2019 TTM3Q20 Return on Average Assets1,2,3 Return on Average Tangible Common Equity1,2,3 0.81% 10.12% 0.74% 0.78% 9.84% 0.74% 9.33% 9.35% 0.65% 0.64% 8.95% 0.72% 8.65% 0.66% 0.60% 8.77% 8.60% 8.41% 2015 2016 2017 2018 2019 TTM3Q20 2015 2016 2017 2018 2019 TTM3Q20 1 See Reconciliation of Non-GAAP Financial Measures in the Appendix. 2 2017 reported net income of $15.2 million included the revaluation of the Company’s net deferred tax asset which reduced net income by $1.8 million and negatively impacted Net Income, EPS, ROAA and ROATCE. 3 2018 reported net income of $21.9 million included a write-down of legacy other real estate owned which reduced net income by $1.9 million and negatively impacted Net Income, EPS, ROAA and ROATCE. 4 2020 reported net income of $25.5 million included a write-down of legacy other real 15 estate owned which reduced net income by $1.6 million and negatively impacted Net Income, EPS, ROAA and ROATCE.

Growth Drives Economies of Scale Scalable, technology-driven model has delivered increasing efficiency and is a key component driving improved operating leverage Noninterest Income Noninterest Expense1,2 Dollars in millions $12.5 Dollars in millions $16.4 $12.7 $12.6 $13.5 $13.2 $14.3 $11.1 $11.7 $11.7 $6.2 $5.6 $5.4 $5.0 $10.3 $3.5 $2.0 $2.4 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 Noninterest Expense / Average Assets1,2 Total Assets Per FTE Dollars in millions 1.52% 1.51% $18.4 $18.6 $17.6 $17.6 $17.9 $17.4 $17.4 $17.4 1.24% 1.23% 1.31% 1.11% 1.22% 1.21% 1.23% 1.32% 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q2020 1 See Reconciliation of Non-GAAP Financial Measures in the Appendix. 2 4Q18 results included a write-down of legacy other real estate owned which increased noninterest expense by $2.4 million. 3 3Q20 results included a write-down of legacy other real estate owned which increased noninterest expense by $2.1 million. 16

Net Interest Income and Net Interest Margin . FTE net interest margin improved by 17 bps from Net Interest Income – GAAP and FTE1 2Q20 Dollars in millions GAAP FTE . Interest expense on deposits declined as: 1) higher $17.7 $16.8 $16.9 cost CDs matured and were either replaced at $16.6 $15.9 lower rates or not renewed; and 2) money market rates were lowered substantially $16.2 $15.2 $15.4 $15.0 $14.4 . Interest income earned on securities was impacted by accelerated premium amortization and continued declines in short term interest rate indices 3Q19 4Q19 1Q20 2Q20 3Q20 Yield on Loans and Cost of Deposits NIM – GAAP and FTE1 GAAP FTE 4.18% 4.20% 4.11% 4.00% 3.88% 1.70% 1.67% 1.65% 1.67% 1.50% 2.40% 2.35% 2.24% 1.94% 1.54% 1.51% 1.53% 1.51% 1.50% 1.37% 3Q19 4Q19 1Q20 2Q20 3Q20 Yield on loans Cost of interest-bearing deposits 3Q19 4Q19 1Q20 2Q20 3Q20 17 1 See Reconciliation of Non-GAAP Financial Measures in the Appendix

Net Interest Margin Drivers . Linked quarter NIM improvement was primarily attributable to the continued impact of lower deposit costs . Interest-earning asset yields expected to stabilize . Significant opportunity to continue lowering deposit costs . $931 million of CDs with a weighted average cost of 2.02% mature in the next twelve months – replacement cost is currently in the range of 0.50% . Lowered money market rates 30 - 50 bps during the quarter and another 10 bps so far in 4Q20 NIM – FTE1 Linked-Quarter Change Monthly Rate Paid on Interest-Bearing Deposits +32 bps 2.16% -3 bps 2.10% 1.93% 1.67% -11 bps 1.80% -1 bp 1.50% 1.59% 1.50% 1.42% Mar-20 Apr-20 May-20 Jun-20 Jul-20 Aug-20 Sep-20 18 1 See Reconciliation of Non-GAAP Financial Measures in the Appendix

Deposit Composition . Total deposits declined $8.4 million, or 0.2%, compared to 2Q20, and increased $224.1 million, or 7.1%, year-over-year . Quarterly money market growth of $117.3 million, including $87.3 million in small business deposits . CD and brokered deposit balances decreased $138.1 million compared to 2Q20 . Cost of interest-bearing deposits declined 43 bps from 2Q20 to 1.51% Total Deposits - $3.4 Billion Total Non-Time Deposits - $1.7 Billion As of September 30, 2020 As of September 30, 20201 $86.1 3% $251.2 $155.1 $50.0 15% $1,722.0 5% 1% $546.5 $99.2 51% 33% 6% $1,359.2 $753.3 40% 46% Noninterest-bearing deposits Interest-bearing demand deposits Savings accounts Money market accounts Commercial Public funds Small business Consumer Certificates and brokered deposits 1 Total non-time deposits excludes brokered non-time deposits 19

Liquidity and Capital . Regulatory capital ratios remained strong at the Company and Bank levels . Strong capital generation during the quarter resulted in the tangible common equity to tangible assets ratio increasing 23 bps to 7.24% . Continue to have sufficient liquidity to handle the current economic impact of COVID-19 Tangible Book Value Per Share1 Regulatory Capital Ratios – September 30, 2020 $31.98 Company Bank $30.82 Total shareholders' equity to assets 7.34% 8.12% $27.93 $26.09 Tangible common equity to tangible assets1 7.24% 8.02% $23.04 Tier 1 leverage ratio 7.72% 8.50% $22.24 $20.74 Common equity tier 1 capital ratio 11.13% 12.27% $19.38 Tier 1 capital ratio 11.13% 12.27% Total risk-based capital ratio 14.38% 13.17% 2013 2014 2015 2016 2017 2018 2019 3Q20 1 See Reconciliation of Non-GAAP Financial Measures 20

Loan Portfolio Overview . Total portfolio loans increased $39.2 million, or 1.3%, compared to 2Q20, and increased $131.6 million, or 4.6%, year-over-year . Commercial loan balances increased $56.2 million, or 2.4%, compared to 2Q20 as growth in healthcare finance and construction lending resumed following limited activity in the second quarter . Consumer loan balances declined $15.3 million, or 2.9%, due primarily to increased prepayment activity across the portfolio Loan Portfolio Mix Dollars in millions $3,012.9 $2,963.5 6% $2,716.2 6% 4% 7% 2% 1 Commercial and Industrial 2% 32% Commercial Real Estate $2,091.0 34% 9% 34% Single Tenant Lease Financing 2% Public Finance 38% 21% Healthcare Finance $1,250.8 23% 13% 26% Small Business Lending 5% 15% 22% 4% 10% Residential Mortgage/HE/HELOCs 49% 1% 2% 4% 2% 16% Consumer 16% 11% 8% 19% 14% 11% 10% 10% 10% 2016 2017 2018 2019 3Q20 21 1 Includes commercial and industrial and owner-occupied commercial real estate balances

Single Tenant Lease Financing Portfolio mix by major tenant . $960.5 million in balances as of September 30, 2020 Red Lobster . Long term financing of single tenant properties occupied 7% ICWG by historically strong national and regional tenants 7% Wendy's . Burger King Weighted-average portfolio LTV of 49% 6% Walgreens . Weighted-average loan size of $1.4 million 5% Bob Evans . 55% Strong historical credit performance 4% Dollar General . Only $5.4 million in loan balances remain on deferral; all 4% CVS other loans came off deferral and resumed payments 4% United Pacific . No delinquencies for performing loans 4% Caliber 2% Collision 2% Other Portfolio mix by major vertical Portfolio mix by geography 2% 1% 1% Quick Service Restaurants Full Service 6% Restaurants 9% 23% Auto Parts/ Repair/Car Wash 12% 6% Convenience/Fuel 21% Pharmacies 9% Specialty Retailers Dollar Stores 24% 37% 11% 22% Medical Bank Branches 16% Other 22

Public Finance

- $625.6 million in balances as of September 30, 2020
- Provides a range of credit solutions for government and not-for-profit entities
- Borrowers' needs include short-term financing, debt refinancing, infrastructure improvements, economic development and equipment financing
- Federal stimulus funds provide relief from tax revenue declines and/or delays caused by the COVID-19 crisis
- No delinquencies or losses since inception
- No borrowers currently receiving payment deferrals

Borrower mix by credit rating


1.2%
2.9%
5.0%
4.6%
21.4%
4.7%
6.3%
1.3%
1.9%
0.7%
3.0%
47.0%
AAA/Aaa
AA+/Aa1
AA/Aa2
AA-/Aa3
A+/A1
A/A2
A-/A3
BBB+/Baa1
BBB/Baa2
BB+/Ba1
BB/Ba2
Non-Rated

Portfolio mix by repayment source


31.8%
15.9%
10.8%
10.4%
6.2%
6.1%
5.1%
3.0%
2.8%
2.7%
5.2%
General Obligation
Essential use equipment loans
Utilities Revenue
Lease rental revenue
Public higher ed facilities - Revenue
Tax Incremental Financing (TIF) districts
Sales tax, food and bev tax, hotel tax
Income Tax supported loans
Public higher ed facilities - G.O.
Municipally owned health care facilities
Others

Portfolio mix by state


55.2%
6.6%
5.9%
5.7%
4.0%
3.6%
3.3%
3.3%
12.4%
IN
OK
IA
OH
MO
MI
MS
GA
Other

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Healthcare Finance Portfolio mix by borrower . $461.7 million in balances as of September 30, 2020 1% 2% . Loan portfolio focused primarily on dental practices with 7% some exposure to veterinary practices and other specialties Dentists . Borrowers’ needs include practice finance or acquisition, acquiring or refinancing owner-occupied CRE, equipment Veterinarians purchases and project loans . Average loan size of $630,000 Physicians . Balances on deferral programs represent 0.5% of portfolio, 90% down from late-May peak of approximately 79% Other Portfolio mix by borrower use Portfolio mix by State 1% 4% CA TX Practice Refi or 14% Acquisition 39% 28% NY AZ Owner 81% Occupied CRE FL NJ Project 12% Other Equipment and 3% 4% 6% other 5% 24

C&I and Owner-Occupied Commercial Real Estate . $166.2 million in combined balances as of September 30, 2020 Portfolio Mix by State . Current C&I LOC utilization of 46% 2% 8% IN . Average loan sizes 5% . C&I: $354,000 AZ 6% IL . Owner-occupied CRE: $958,000 52% . Exited relationships totaling in excess of $65 million over the OH last two years to de-risk the portfolio 27% MD . 0.41% of balances are on payment deferral programs as of October 30, 2020 Other Portfolio by Loan Type Portfolio Mix by Major Industry Services 10% 25% Construction Owner Occupied 31% CRE Real Estate and C&I - Term Loans Rental and Leasing 36% 54% Retail Trade C&I - Lines of 9% Credit 10% 14% Manufacturing 11% Other 25

Small Business Lending . $123.2 million in balances as of September 30, 2020 Portfolio Mix by State . Current balance of $58.3 million outstanding under the Paycheck Protection Program consisting of 447 loans made to existing IN IL clients 22% 41% CA AZ . 7.0% of balances are on payment deferral programs as of 4% October 30, 2020 4% FL TX . SBA sales team now consists of 11 Business Development 4% Officers and origination volumes are ramping up 9% Other 17% Managed SBA 7(a) Loans1 Dollars in millions $231.1 Portfolio Mix by Major Industry $34.8 $173.5 $157.9 $151.8 Services $131.5 24% 24% $113.9 Health Care and $104.0 $103.9 Social Assistance Accommodation and Food Services $64.9 $11.6 $47.8 $54.1 $59.6 9% Retail Trade 16% 3Q19 4Q19 1Q20 2Q20 3Q20 11% Construction Retained Balance Servicing Portfolio Held For Sale 16% Other 1 Excludes PPP loans 26

Residential Mortgage . $225.2 million in balances as of September 30, 2020 National Portfolio with (includes home equity balances) Midwest Concentration . Direct-to-consumer originations centrally located at corporate headquarters . Focused on high quality borrowers 23% 9% 59% . Avg. loan size of $182,000 . Avg. credit score at orig. of 756 . Avg. LTV at origination of 68% . Strong historical credit performance 3% 6% . Approximately 1% of balances are on payment deferral programs as of October 30, 2020 Concentration by State Concentration by Loan Type State Percentage Loan Type Percentage Indiana 54% Single Family Residential 73% California 17% SFR Construction to New York 4% Permanent 17% Florida 2% Home Equity – LOC 8% Colorado 2% Home Equity – Closed End 2% All other states 21% 27

Specialty Consumer . $282.5 million in balances as of September 30, 2020 Geographically Diverse Portfolio . Direct-to-consumer and nationwide dealer network originations . Focused on high quality borrowers 22% 10% . Avg. credit score at orig. of 778 18% . Avg. loan size of $19,370 . Strong historical credit performance . Less than 0.2% of balances are on payment deferral 22% 28% programs as of October 30, 2020 Concentration by State Concentration by Loan Type State Percentage Loan Type Percentage Texas 15% Trailers 52% California 12% Recreational Vehicles 34% Florida 6% Other consumer 14% North Carolina 4% Colorado 4% All other states 59% 28

Excellent Asset Quality Asset quality remains among the best in the industry driven by a strong credit culture and lower-risk asset classes NPAs / Total Assets NPLs / Total Loans 0.37% 0.31% 0.32% 0.21% 0.22% 0.23% 0.23% 0.10% 0.09% 0.02% 0.04% 0.03% 2014 2015 2016 2017 2019 3Q20 2014 2015 2016 2017 2019 3Q20 Allowance for Loan Losses / NPLs Net Charge-Offs (Recoveries) / Average Loans 5,001% 1,784% 2,013% 1,014% 0.15% 324% 275% (0.07%) 0.05% 0.04% 0.04% 0.01% 2014 2015 2016 2017 2019 3Q20 2014 2015 2016 2017 2019 3Q20 29

Appendix 30

Loan Portfolio Composition

Dollars in thousands	2017	2018	2019	1Q20	2Q20	3Q20
Commercial loans						
Commercial and industrial	$ 122,940	$ 107,405	$ 96,420	$ 95,227	$ 81,687	$ 77,116
Owner-occupied commercial real estate	75,768	77,569	86,726	87,956	86,897	89,095
Investor commercial real estate	7,273	5,391	12,567	13,421	13,286	13,084
Construction	49,213	39,916	60,274	64,581	77,591	92,154
Single tenant lease financing	803,299	919,440	995,879	972,275	980,292	960,505
Public finance	438,341	706,342	687,094	627,678	647,107	625,638
Healthcare finance	31,573	117,007	300,612	372,266	380,956	461,740
Small business lending	4,870	17,370	47,787	54,056	118,526	123,168
Total commercial loans	1,528,407	1,990,440	2,287,359	2,287,460	2,386,342	2,442,500
Consumer loans						
Residential mortgage	299,935	399,898	313,849	218,730	208,728	203,041
Home equity	30,554	28,735	24,306	23,855	22,640	22,169
Trailers	101,369	136,620	146,734	148,700	147,326	145,775
Recreational vehicles	69,196	91,912	102,702	103,868	102,088	96,910
Other consumer loans	56,968	51,239	45,873	44,037	42,218	39,765
Total consumer loans	558,022	708,404	633,464	539,190	523,000	507,660
Net def. loan fees, prem., disc. and other[1]	4,764	17,384	42,724	65,443	64,332	62,754
Total Loans	$ 2,091,193	$ 2,716,228	$ 2,963,547	$ 2,892,093	$ 2,973,674	$ 3,012,914

[1] Includes carrying value adjustments of $44.3 million and $46.0 million related to terminated interest rate swaps associated with public finance loans as of September 30, 2020 and June 30, 2020, respectively, and $44.6 million, $21.4 million, $5.0 million and $0.3 million as of March 31, 2020, December 31, 2019, December 31, 2018 and December 31, 2017, respectively, related to interest rate swaps associated with public finance loans.

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FIRST INTERNET BANCORP

Reconciliation of Non-GAAP Financial Measures

Dollars in thousands	4Q18	1Q19	2Q19	3Q19	4Q19	1Q20	2Q20	3Q20
Total equity - GAAP	$288,735	$294,013	$296,120	$295,140	$304,913	$305,127	$307,711	$318,102
Adjustments:								
Goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Tangible common equity	$284,048	$289,326	$291,433	$290,453	$300,226	$300,440	$303,024	$313,415
Total assets - GAAP	$3,541,692	$3,670,176	$3,958,829	$4,095,491	$4,100,083	$4,168,146	$4,324,600	$4,333,624
Adjustments:								
Goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Tangible assets	$3,537,005	$3,665,489	$3,954,142	$4,090,804	$4,095,396	$4,163,459	$4,319,913	$4,328,937
Common shares outstanding	10,170,778	10,128,587	10,016,458	9,741,800	9,741,800	9,801,825	9,799,047	9,800,569
Total shareholders' equity to assets	8.01%	8.01%	7.48%	7.21%	7.44%	7.32%	7.12%	7.34%
Effect of goodwill	(0.12%)	(0.12%)	(0.11%)	(0.11%)	(0.11%)	(0.10%)	(0.11%)	(0.10%)
Tangible common equity to tangible assets	8.03%	7.89%	7.37%	7.10%	7.33%	7.22%	7.01%	7.24%
Net interest income	$15,421	$16,244	$16,105	$15,244	$15,374	$15,018	$14,426	$16,232
Adjustments:								
Fully-taxable equivalent adjustments [1]	1,477	1,557	1,612	1,595	1,570	1,535	1,437	1,424
Net interest income - FTE	$16,898	$17,801	$17,717	$16,839	$16,944	$16,553	$15,863	$17,656
Net interest margin	1.89%	1.86%	1.73%	1.54%	1.51%	1.50%	1.37%	1.53%
Adjustments:								
Effect of fully-taxable equivalent adjustments [1]	0.18%	0.18%	0.18%	0.16%	0.16%	0.15%	0.13%	0.14%
Net interest margin - FTE	2.07%	2.04%	1.91%	1.70%	1.67%	1.65%	1.50%	1.67%
Noninterest expense	$12,709	$11,109	$11,709	$11,203	$12,613	$13,486	$13,244	$16,412
Adjustments:								
Write-down of other real estate owned	2,423.00	-	-	-	-	-	-	2,065
Adjusted noninterest expense	$10,286	$11,109	$11,709	$11,203	$12,613	$13,486	$13,244	$14,347
Noninterest expense/average assets	1.52%	1.24%	1.23%	1.11%	1.22%	1.32%	1.23%	1.51%
Effect of write-down of other real estate owned	0.29%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.19%
Adjusted noninterest expense/average assets	1.23%	1.24%	1.23%	1.11%	1.22%	1.32%	1.23%	1.32%

[1] Assuming a 21% tax rate

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FIRST INTERNET BANCORP

Reconciliation of Non-GAAP Financial Measures

	2015	2016	2017	2018	2019	TTM 3Q20
Net income - GAAP	$8,929	$12,074	$15,226	$21,900	$25,239	$25,458
Adjustments:						
Write-down of other real estate owned	-	-	-	1,914	-	1,631
Net deferred tax asset revaluation	-	-	1,846	-	-	-
Adjusted net income	$8,929	$12,074	$17,072	$23,814	$25,239	$27,089
Diluted average common shares outstanding	4,554,219	5,239,082	7,149,302	9,508,653	10,044,483	9,773,224
Diluted earnings per share - GAAP	$1.96	$2.30	$2.13	$2.30	$2.51	$2.60
Adjustments:						
Effect of write-down of other real estate owned	-	-	-	0.20	-	0.17
Effect of net deferred tax asset revaluation	-	-	0.26	-	-	-
Adjusted diluted earnings per share	$1.96	$2.30	$2.39	$2.50	$2.51	$2.77
Total average equity - GAAP	$100,428	$124,023	$178,212	$259,416	$296,382	$307,277
Adjustments:						
Average goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Average tangible common equity	$95,741	$119,336	$173,525	$254,729	$291,695	$302,590
Return on average assets	0.81%	0.74%	0.66%	0.72%	0.65%	0.60%
Effect of write-down of other real estate owned	0.00%	0.00%	0.00%	0.06%	0.00%	0.04%
Effect of net deferred tax asset revaluation	0.00%	0.00%	0.08%	0.00%	0.00%	0.00%
Adjusted return on average assets	0.81%	0.74%	0.74%	0.78%	0.65%	0.64%
Return on average shareholders' equity	8.89%	9.74%	8.54%	8.44%	8.52%	8.29%
Effect of goodwill	0.44%	0.38%	0.23%	0.16%	0.13%	0.12%
Return on average tangible common equity	9.33%	10.12%	8.77%	8.60%	8.65%	8.41%
Return on average tangible common equity	9.33%	10.12%	8.77%	8.60%	8.65%	8.41%
Effect of write-down of other real estate owned	0.00%	0.00%	0.00%	0.75%	0.00%	0.54%
Effect of net deferred tax asset revaluation	0.00%	0.00%	1.07%	0.00%	0.00%	0.00%
Adjusted return on average tangible common equity	9.33%	10.12%	9.84%	9.35%	8.65%	8.95%

33

FIRST INTERNET BANCORP

Reconciliation of Non-GAAP Financial Measures

Dollars in thousands	2013	2014	2015	2016	2017	2018	2019	3Q20
Total equity - GAAP	$90,908	$96,785	$104,330	$153,942	$224,127	$288,735	$304,913	$318,102
Adjustments:								
Goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Tangible common equity	$86,221	$92,098	$99,643	$149,255	$219,440	$284,048	$300,226	$313,415
Common shares outstanding	4,448,326	4,439,575	4,481,347	6,478,050	8,411,077	10,170,778	9,741,800	9,800,569
Book value per common share	$20.44	$21.80	$23.28	$23.76	$26.65	$28.39	$31.30	$32.46
Effect of goodwill	(1.06)	(1.06)	(1.04)	(0.72)	(0.56)	(0.46)	(0.48)	(0.48)
Tangible book value per common share	$19.38	$20.74	$22.24	$23.04	$26.09	$27.93	$30.82	$31.98
Allowance for loan losses	$ 5,426	$ 5,800	$ 8,351	$ 10,981	$ 14,970	$ 17,896	$ 21,840	$ 26,917
Loans	501,153	732,426	953,859	1,250,789	2,091,193	2,716,228	2,963,547	3,012,914
Adjustments:								
PPP loans	-	-	-	-	-	-	-	(58,334)
Loans, excluding PPP loans	$ 501,153	$ 732,426	$ 953,859	$ 1,250,789	$ 2,091,193	$ 2,716,228	$ 2,963,547	$ 2,954,580
Allownace for loan losses to loans	1.08%	0.79%	0.88%	0.88%	0.72%	0.66%	0.74%	0.89%
Effect of PPP loans	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.02%
Allowance for loan losses to loans, excluding PPP loans	1.08%	0.79%	0.88%	0.88%	0.72%	0.66%	0.74%	0.91%

34

FIRST INTERNET BANCORP